Exhibit 10.33
Hudson City Bancorp, Inc.
2006 Stock Incentive Plan
Performance-Based Restricted Stock Award Notice

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Name of Award Recipient	Social Security Number

Street Address

City	State	ZIP Code
This Performance-Based Restricted Stock Award Notice is intended to set forth the terms and conditions on which a Performance-Based Restricted Stock Award has been granted under the Hudson City Bancorp, Inc. 2006 Stock Incentive Plan. Set forth below are the specific terms and conditions applicable to this Performance-Based Restricted Stock Award. Attached as Exhibit A are its general terms and conditions.

Performance-Based Restricted Stock Award	(A)	(B)	(C)
Effective Date
Class of Shares*	Common	Common	Common
No. of Awarded Shares*
Type of Award (DRS, Escrow or Legended Certificate)
Performance Conditions*	See Appendix B to Exhibit A	See Appendix B to Exhibit A	See Appendix B to Exhibit A
Vesting Date*	1/23/2010	1/23/2011	1/23/1012
Transfer Restriction Date*	1/23/2012	1/23/2012	1/23/2012

*	Subject to adjustment as provided in the Plan and Exhibit A.
By signing where indicated below, Hudson City Bancorp, Inc. (the “Company”) grants this Performance-Based Restricted Stock Award upon the specified terms and conditions, and the Award Recipient acknowledges receipt of this Performance-Based Restricted Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

Hudson City Bancorp, Inc.		Award Recipient

By

	Name	Print Name:
Title:
Instructions: This Performance-Based Restricted Stock Award Notice should be completed by or on behalf of the Compensation Committee. Any blank space intentionally left blank should be crossed out. A Performance-Based Restricted Stock Award consists of shares granted with uniform terms and conditions. Where shares granted under a Performance-Based Restricted Stock Award are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants each with its own uniform terms and conditions.

EXHIBIT A
Hudson City Bancorp, Inc. 2006 Stock Incentive Plan
Performance-Based Restricted Stock Award Notice
General Terms and Conditions
     Section 1. Size and Type of Award. The shares of Common Stock, par value $.01 per share, of Hudson City Bancorp, Inc. (“Shares”) covered by this Performance-Based Restricted Stock Award (“Awarded Shares”) are listed on the Performance-Based Restricted Stock Award Notice. The Performance-Based Restricted Stock Award Notice designates the Awarded Shares as either “Escrow” or “Legended Certificate” or “DRS.”
     (a) Legended Certificate. If your Awarded Shares are designated “Legended Certificate,” a stock certificate evidencing the Awarded Shares will be issued in your name and held in escrow by the Committee or its designee (“Plan Trustee”). The stock certificate will bear a legend indicating that it is subject to all of the terms and conditions of this Performance-Based Restricted Stock Award Notice and the Hudson City Bancorp, Inc. 2006 Stock Incentive Plan (“Plan”).
     (b) Escrow. If your Awarded Shares are designated “Escrow,” the Awarded Shares will be held in the name of the Plan Trustee on a pooled basis with other Awarded Shares that have been designated “Escrow.” You will not be permitted to elect to be taxed currently on the Fair Market Value of the Awarded Shares and instead will be subject to income tax on the Awarded Shares as and when they become vested.
     (c) DRS. If your Awarded Shares are designated “DRS,” your Awarded Shares are evidenced by a book entry on the Company’s stock transfer records maintained by its transfer agent’s in a direct registration system. The book entry will include a notation indicating that it is subject to all of the terms and conditions of this Performance-Based Restricted Stock Award Notice and the Hudson City Bancorp, Inc. 2006 Stock Incentive Plan (“Plan”).
     Section 2. Vesting and Transfer Restrictions.
     (a) Vesting Dates. The Vesting Dates for your Awarded Shares are specified on the Performance-Based Restricted Stock Award Notice. On each Vesting Date, you will obtain nonforfeitable ownership of the Awarded Shares that vest on that Vesting Date.
     (b) Vesting Conditions Your Awarded Shares will be vested if and when you have satisfied BOTH of the following conditions:
     (i) You must remain in the continuous service of the Company, Hudson City Savings Bank or an affiliate of the Company by which you are employed (your “Employer”) through the Vesting Date shown in this Performance-Based Restricted Stock Agreement (“Service Conditions”).
     (ii) Any Performance Condition(s) specified in this Performance-Based Restricted Stock Agreement must be met as of end of the respective Performance Measurement Period(s) (“Performance Conditions”).
As a general rule, if you have satisfied BOTH the Service Conditions and the Performance Conditions, your right to the Awarded Shares will be nonforfeitable.
     (c) Accelerated Vesting. Your Awarded Shares that have not previously vested and that are scheduled to vest during the six-month period beginning on the date of your termination of service due to your death or Disability (as defined in the Plan), will become fully and immediately vested, without any further action on your part, upon your death or Disability before your termination of service with the Company. In addition, in the event of a Change in Control (as defined in the Plan) followed by your discharge without Cause (as defined in the Plan) or your resignation with Good Reason, your Awarded Shares will be fully and immediately vested on the date your employment with your Employer terminates. You will be considered to have Good Reason for a voluntary resignation if the effective date of resignation occurs within ninety (90) days after any of the following: (a) the failure of your Employer (whether by act or omission of its Board of Directors, or otherwise) to appoint or re-appoint or elect or re-elect you to the position(s) which you held immediately prior to the Change in Control (other than to any such position as an officer of its Board of Directors), or to a more senior office; (b) if you are or become a member of the Board of Directors of your Employer, the failure of the shareholders (whether in an election in which you stand as a nominee or in an election where you are not a nominee) to elect or re-elect you to membership at the expiration of your term of membership, unless such failure is a result of your refusal to stand for election; (c) a material failure by your Employer, whether by amendment of its certificate of incorporation or organization, by-laws, action of its Board of Directors or otherwise, to vest in you the functions, duties, or responsibilities prescribed in an employment or retention agreement (other than such functions, duties or responsibilities associated with a position as an officer of the Board of Directors); provided that you shall have given notice of such failure to the Company and your Employer and your Employer has not fully cured such failure within thirty (30) days after such notice is deemed given; (d) any reduction of your rate of base salary in effect from time to time, whether or not material, or any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of your compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which you participate which, either individually or together with other changes, has a material adverse effect on the aggregate value of your total compensation package, disregarding for this purpose any change that results from an across-the-board reduction that affects all similarly situated employees in a similar manner; provided that you shall have given notice of such material adverse effect to the Company and your Employer, and your Employer has not fully cured such failure within thirty (30) days after such notice is deemed given; (f) any material breach by your Employer of any material term, condition or covenant contained in an employment or retention agreement; provided that you shall have given notice of such material breach to the Company and your Employer, and your Employer has not fully cured such failure within thirty (30) days after such notice is deemed given; or (g) a change in your principal place of employment, without your consent, to a place that is not the principal executive office of your Employer or a relocation of your Employer’s principal executive office to a location that is both more than twenty-five (25) miles away from your principal residence and more than twenty-five (25) miles away from the location of your Employer’s principal executive office on the date of the Change in Control; or (h) if you are the Chief Executive Officer of the Company immediately prior to the Change in Control, any event or series of events that results in your ceasing to be the Chief Executive Officer (or most senior executive officer, however denominated) of a successor company (I) whose common equity securities are traded on a national securities exchange and (II) that is the owner of 100% of the outstanding common stock of Hudson City Savings Bank or its successor and (III) that is not controlled (within the meaning of the federal Change in Bank Control Act) by any other person or entity. You do not have to satisfy any Performance Conditions to qualify for accelerated vesting.
     (d) Forfeitures. If you terminate service with the Company prior to a Vesting Date, or if any applicable Performance Conditions are not met as of the end of their respective Performance Measurement Periods, you will forfeit any Awarded Shares that are scheduled to vest on that Vesting Date, except to the extent the accelerated vesting provisions apply. When you forfeit Awarded Shares, all of your interest in the Awarded Shares will be canceled without consideration (other than a refund in an amount equal to the lesser of the amount (if any) you paid for the Awarded Shares being forfeited and the Fair Market Value of such Awarded Shares on the date of forfeiture) and any stock certificate or other evidence of ownership must be returned to the Plan Trustee to be used for future awards to others. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.
     (e) Definition of Service. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in the service of the Company for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company or Hudson City Savings Bank.
     (f) Transfer Restrictions.
     (i) Unvested Shares. Until your Awarded Shares have vested, you may not sell, transfer, assign, pledge, hypothecate, give away or in any other manner dispose of the Awarded Shares, any portion thereof or any interest therein.
     (ii) Vested Shares. After your Awarded Shares have vested, you generally may not sell, transfer, assign, pledge, hypothecate, give away or in any other manner dispose of the Awarded Shares, any portion thereof or any interest therein prior to the Transfer Restriction Date. Prior to the Transfer Restriction Date, you may, however, with the approval of the Committee, give vested Awarded Shares to a Family Member. Shares given to a Family Member may not be further transferred prior to the Transfer Restriction Date other than by will or the laws of descent and distribution.
     (iii) Beneficiaries. If your Awarded Shares are designated “Escrow”, you may designate a Beneficiary to receive any Awarded Shares that vest on account of your death. To name a Beneficiary, complete the attached Appendix A and file it with the Corporate Secretary of Hudson City Bancorp, Inc.
     (iv) Testamentary Transfers. If your Awarded Shares are in the form of Legended Certificate or DRS, they may be transferred upon your death by will or the laws of descent and distribution.
     Section 3 . Dividends. If your Awarded Shares are in the form of Legended Certificates or DRS, any dividends declared by the Company with a record date that is after the Effective Date specified in the Performance-Based Restricted Stock Award Notice will be paid in the same manner as for other shareholders. If your Awarded Shares are designated “Escrow,” you will receive the dividends on an unrestricted basis, but they will be paid to you by, and will be taxable in the same manner as other compensation paid to you by, the Company. By signing this Performance-Based Restricted Stock Award Notice and accepting its terms, you direct the

Plan Trustee to remit to the Company for payment to you any dividends that may be received as the record holder of your unvested Awarded Shares. Stock dividends will be added to adminsiterested in the same manner as other Awarded Shares.
     Section 4. Voting Rights. You shall have the right to control all voting rights relating to all unvested Awarded Shares. If your Awarded Shares are Legended Certificates or DRS, you will receive proxy materials for voting in the same manner as other shareholders with Shares in brokerage accounts. If your unvested Awarded Shares are held by the Plan Trustee, the Plan Trustee will ask you for voting directions and will follow your directions in voting your unvested Awarded Shares.
     Section 5. Taxes. The Company, in its discretion, may require that funds needed to satisfy minimum required federal, state and local income and payroll tax withholding be obtained by disposition to the Company, on the Vesting Date, of vested Awarded Shares having a Fair Market Value equal to the amount of tax required to be withheld.
     Section 6. Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:
     If to the Company:
Hudson City Bancorp, Inc.
West 80 Century Road
Paramus, New Jersey 07652
Attention: Corporate Secretary
     If to the Recipient, to the Recipient’s address as shown in the Company’s records.
     Section 7. Successors and Assigns. This Performance-Based Restricted Stock Award Notice shall inure to the benefit of and shall be binding upon the Company and you and the Company’s and your respective heirs, successors and assigns.
     Section 8. Construction of Language. Whenever appropriate in the Performance-Based Restricted Stock Award Notice, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Performance-Based Restricted Stock Award Notice, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan, as amended from time to time.
     Section 9. Governing Law. This Performance-Based Restricted Stock Award Notice shall be construed, administered and enforced according to the laws of the State of New Jersey without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law. The federal and state courts located in Bergen County, New Jersey shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Awarded Shares granted under this Performance-Based Restricted Stock Award Notice, you, and any other person claiming any rights under the Performance-Based Restricted Stock Award Notice, agree to submit yourself or himself, and any such legal action as you or he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
     Section 10. Amendment. This Performance-Based Restricted Stock Award Notice may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you. No such amendment, however, shall be effective unless (a) it is designated as an amendment, (b) it refers expressly to this Performance-Based Restricted Stock Award Notice and (c) if such amendment would cause the Awarded Shares or any portion thereof to cease to be regarded as qualified performance-based compensation for purposes of section 162(m) of the Code, it specifically acknowledges such effect.
     Section 11. Plan Provisions Control. This Performance-Based Restricted Stock Award Notice and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the mandatory provisions of the Plan and the provisions of this Performance-Based Restricted Stock Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control. In the event of any conflict between the non-mandatory provisions of the Plan and the provisions of this Performance-Based Restricted Stock Award Agreement, the provisions of this Performance-Based Restricted Stock Award Agreement shall control. By signing this Performance-Based Restricted Stock Award Notice, you acknowledge receipt of a copy of the Plan. You acknowledge that you may not and will not rely on any statement of account or other communication or document issued in connection with the Plan other than the Plan, this Performance-Based Restricted Stock Award Notice, and any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Performance-Based Restricted Stock Award Notice.

Appendix A to Performance-Based Restricted Stock Award Notice Hudson City Bancorp, Inc. 2006 Stock Incentive Plan Beneficiary Designation Form — Performance-Based Restricted Stock Award GENERAL INFORMATION Use this form to designate the Beneficiary(ies) who may receive Performance-Based Restricted Stock Awards that become vested at your death. Name of Person Making Designation Social Security Number ___—___—___ BENEFICIARY DESIGNATION Complete sections A and B. If no percentage of shares is specified, each Beneficiary in the same class (primary or contingent) shall have an equal share. If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately. A. PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Awarded Shares: Name Address Relationship Birthdate Share % % % Total = 100% B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Awarded Shares: Name Address Relationship Birthdate Share % % % Total = 100% S I G N H E R E I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Hudson City Bancorp, Inc. prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Performance-Based Restricted Stock Awards. Your Signature Date Internal Use Only This Beneficiary Designation was received by the Corporate Secretary of Hudson City Bancorp, Inc. on the date indicated. By Authorized Signature Date Comments

Appendix B to Performance-Based Restricted Stock Award Notice
Hudson City Bancorp, Inc. 2006 Stock Incentive Plan
Performance Vesting Conditions
     1. Performance Measurement Period. The Performance Measurement Period shall be the 12-month period beginning January 1, 2009 and ending December 31, 2009.
     2. Performance Condition. The average quarterly efficiency ratio of the Company for the Performance Measurement Period must be below 29 percent. This ratio is determined by dividing total non-interest expense by the sum of net interest income and total non-interest income. This calculation will be made based on generally accepted accounting principles as applied in the preparation of the Company’s financial statements at January 1, 2009. The Committee will adjust this measure to prevent the enlargement or dilution of rights in such events and in such manner as is permitted under Internal Revenue Code section 162(m) and the regulations thereunder without causing the awards to fail to be regarded as “qualified performance-based compensation.”